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                                   [E-P LOGO]




                                       September 12, 1997




Mr. Carroll D. Curless
2117 Beechcreek Lane
Cincinnati, Ohio 45233

Dear Bud:

        This letter confirms our agreement to amend your entitlement to a Sale Incentive Bonus as originally set forth in our letter agreement dated August 5, 1997 (the "Prior Agreement"). The second and third bullet points in paragraph 2 of the Prior Agreement are hereby amended to read in their entirety as follows:

          $360,000 if the Present Value After-Tax Proceeds are $650 million ("Target Performance"); and

          $720,000 if the Present Value After-Tax Proceeds are $750 million ("Stretch Performance").

All other terms and provisions of the Prior Agreement remain the same.

        Please acknowledge your agreement with the terms of this letter by signing your name in the space provided below and returning a copy of this letter to Tom Petry.


                                       Sincerely yours,

                                       Eagle-Picher Industries, Inc.



                                           /s/ DARIUS W. GASKINS, JR.
                                       _________________________________________
                                       By: Darius W. Gaskins, Jr.
                                           Chairman of the Compensation
                                           Committee


Acknowledged and Agreed




/s/ CARROLL D. CURLESS
__________________________________
Carroll D. Curless





Eagle-Picher Industries, Inc. P.O. Box 779 Cincinnati, Ohio 45201 (513) 721-7010


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